                                                                      APPENDIX A

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      among

                                DOUBLECLICK INC.,

                              NJ MERGER CORPORATION

                                       and

                                NETGRAVITY, INC.

                            Dated as of July 12, 1999

                                TABLE OF CONTENTS

                                                                                                                        PAGE
ARTICLE I DEFINITIONS.                                                                                                   A-1
   SECTION 1.01  Certain Defined Terms..............................................................................     A-1
ARTICLE II THE MERGER.                                                                                                   A-4
   SECTION 2.01  The Merger.........................................................................................     A-4
   SECTION 2.02  Closing............................................................................................     A-4
   SECTION 2.03  Effective Time.....................................................................................     A-5
   SECTION 2.04  Effect of the Merger...............................................................................     A-5
   SECTION 2.05  Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation..............     A-5
ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES                                                           A-5
   SECTION 3.01  Conversion of Shares...............................................................................     A-5
   SECTION 3.02  Exchange of Shares Other than Treasury Shares......................................................     A-6
   SECTION 3.03  Stock Transfer Books...............................................................................     A-7
   SECTION 3.04  No Fractonal Share Certificates....................................................................     A-8
   SECTION 3.05  Options to Purchase Company Common Stock...........................................................     A-8
   SECTION 3.06  Unvested Stock.....................................................................................     A-9
   SECTION 3.07  Employee Stock Purchase Plan.......................................................................     A-9
   SECTION 3.08  Certain Adjustments................................................................................     A-9
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY                                                                    A-10
   SECTION 4.01  Organization and Qualification; Subsidiaries.......................................................    A-10
   SECTION 4.02  Certificate of Incorporation and Bylaws............................................................    A-10
   SECTION 4.03  Capitalization.....................................................................................    A-10
   SECTION 4.04  Authority Relative to This Agreement...............................................................    A-11
   SECTION 4.05  No Conflict; Required Filings and Consents.........................................................    A-11
   SECTION 4.06  Permits; Compliance with Laws......................................................................    A-12
   SECTION 4.07  SEC Filings; Financial Statements..................................................................    A-12
   SECTION 4.08  Absence of Certain Changes or Events...............................................................    A-13
   SECTION 4.09  Employee Benefit Plans; Labor Matters..............................................................    A-13
   SECTION 4.10  Pooling; Certain Tax Matters.......................................................................    A-15
   SECTION 4.11  Contracts..........................................................................................    A-16
   SECTION 4.12  Litigation.........................................................................................    A-16
   SECTION 4.13  Environmental Matters..............................................................................    A-16
   SECTION 4.14  Intellectual Property..............................................................................    A-16
   SECTION 4.15  Taxes..............................................................................................    A-18
   SECTION 4.16  Insurance..........................................................................................    A-19
   SECTION 4.17  Properties.........................................................................................    A-19
   SECTION 4.18  Affiliates.........................................................................................    A-20
   SECTION 4.19  Opinion of Financial Advisor.......................................................................    A-20
   SECTION 4.20  Brokers............................................................................................    A-20
   SECTION 4.21  Certain Business Practices.........................................................................    A-20
   SECTION 4.22  Section 203 of the DGCL Not Applicable.............................................................    A-20
   SECTION 4.23  Business Activity Restriction......................................................................    A-20
ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT                                                                      A-21
   SECTION 5.01  Organization and Qualification; Subsidiaries.......................................................    A-21
   SECTION 5.02  Certificate of Incorporation and Bylaws............................................................    A-21
   SECTION 5.03  Capitalization.....................................................................................    A-21
   SECTION 5.04  Authority Relative to this Agreement...............................................................    A-22
   SECTION 5.05  No Conflict; Required Filings and Consents.........................................................    A-22

                                                                                                                        PAGE
   SECTION 5.06  SEC Filings; Financial Statements..................................................................    A-23
   SECTION 5.07  Pooling; Certain Tax Matters.......................................................................    A-23
   SECTION 5.08  Opinion of Financial Advisor.......................................................................    A-23
   SECTION 5.09  Brokers............................................................................................    A-24
   SECTION 5.10  Affiliates.........................................................................................    A-24
ARTICLE VI COVENANTS..                                                                                                  A-24
   SECTION 6.01  Conduct of Business by Company Pending the Closing.................................................    A-24
   SECTION 6.02  Notices of Certain Events..........................................................................    A-26
   SECTION 6.03  Access to Information; Confidentiality.............................................................    A-26
   SECTION 6.04  No Solicitation of Transactions....................................................................    A-27
   SECTION 6.05  Tax-Free Transaction; Pooling......................................................................    A-27
   SECTION 6.06  Control of Operations..............................................................................    A-27
   SECTION 6.07  Further Action; Consents; Filings..................................................................    A-28
   SECTION 6.08  Additional Reports.................................................................................    A-28
   SECTION 6.09  Tax Information....................................................................................    A-28
   SECTION 6.10  Conduct of Business by Parent......................................................................    A-29
ARTICLE VII ADDITIONAL AGREEMENTS                                                                                       A-29
   SECTION 7.01  Registration Statement; Proxy Statement............................................................    A-29
   SECTION 7.02  Stockholders' Meeting..............................................................................    A-30
   SECTION 7.03  Affiliates.........................................................................................    A-31
   SECTION 7.04  Directors' and Officers' Indemnification and Insurance.............................................    A-31
   SECTION 7.05  No Shelf Registration..............................................................................    A-32
   SECTION 7.06  Public Announcements...............................................................................    A-32
   SECTION 7.07  NNM Listing........................................................................................    A-32
   SECTION 7.08  Blue Sky...........................................................................................    A-32
   SECTION 7.09  Employee Benefit Matters...........................................................................    A-32
   SECTION 7.10  Registration Statement Form S-8....................................................................    A-32
ARTICLE VIII CONDITIONS TO THE MERGER                                                                                   A-33
   SECTION 8.01  Conditions to the Obligations of Each Party to Consummate the Merger...............................    A-33
   SECTION 8.02  Conditions to the Obligations of Company...........................................................    A-33
   SECTION 8.03  Conditions to the Obligations of Parent............................................................    A-34
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER                                                                            A-35
   SECTION 9.01  Termination........................................................................................    A-35
   SECTION 9.02  Effect of Termination..............................................................................    A-36
   SECTION 9.03  Amendment..........................................................................................    A-36
   SECTION 9.04  Waiver.............................................................................................    A-36
   SECTION 9.05  Termination Fee; Expenses..........................................................................    A-36
ARTICLE X GENERAL PROVISIONS                                                                                            A-37
   SECTION 10.01 Non-Survival of Representations and Warranties.....................................................    A-37
   SECTION 10.02 Notices............................................................................................    A-37
   SECTION 10.03 Severability.......................................................................................    A-38
   SECTION 10.04 Assignment; Binding Effect; Benefit................................................................    A-38
   SECTION 10.05 Incorporation of Exhibits..........................................................................    A-38
   SECTION 10.06 Governing Law......................................................................................    A-39
   SECTION 10.07 Waiver of Jury Trial...............................................................................    A-39
   SECTION 10.08 Headings; Interpretation...........................................................................    A-39
   SECTION 10.09 Counterparts.......................................................................................    A-39
   SECTION 10.10 Entire Agreement...................................................................................    A-39

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of July 12, 1999 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among DOUBLECLICK INC., a Delaware corporation ("PARENT"), NETGRAVITY, INC., a Delaware corporation ("COMPANY"), and NJ MERGER CORPORATION, a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB"):

                              W I T N E S S E T H:

         WHEREAS, the boards of directors of Parent and Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Merger Sub with and into Company (the "MERGER") and have approved and adopted this Agreement;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain stockholders of Company have entered into a stockholder agreement (each, a "STOCKHOLDER AGREEMENT") in the form attached hereto as Annex A;

         WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent will acquire all of the common stock of Company through the merger of Merger Sub with and into Company;

         WHEREAS, for financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests" under United States generally accepted accounting principles ("U.S. GAAP") and the accounting standards of the United States Securities and Exchange Commission (the "SEC"); and

         WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

 SECTION 1.01  Certain Defined Terms

         Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

         "AFFILIATE" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

         "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

         "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in New York.

         "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

         "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Company and the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole, except to the extent any such change or effect results from or is attributable to (i) changes in general economic conditions or changes affecting the industry generally in which Company operates (provided that such changes do not affect Company in a materially disproportionate manner), or (ii) any litigation or loss of current or prospective customers, employees or revenues that Company successfully bears the burden of proving arose from Company entering into this Agreement or (iii) any matter described in
Section 1.01 of the Company Disclosure Schedule; provided, however, that in no event shall a decrease in the trading price of Company Common Stock or litigation relating thereto be considered a Company Material Adverse Effect.

         "COMPANY STOCK PLANS" shall mean Company's 1995 Stock Option Plan, 1998 Stock Plan, Company Stock Purchase Plan and 1998 Director Option Plan.

         "COMPANY STOCK PURCHASE PLAN" shall mean Company's 1998 Employee Stock Purchase Plan.

         "COMPETING TRANSACTION" shall mean any of the following involving Company (other than the Merger):

                  (i) any merger, consolidation, share exchange, business combination or other similar transaction (other than, for the purpose of Section 9.05(b)(ii)(B) and 9.05(c), such a transaction in which Company acquires another Person and the shares of Company Common Stock issued to the equityholders of such other Person constitute less than 50% of the capital stock of the successor company in such transaction);

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets (excluding, for the purpose of Section 9.05(b)(ii)(B) and 9.05(c), cash or cash equivalents) of Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions;

                  (iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of Company or the filing of a registration statement under the Securities Act in connection therewith; or

                  (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of Company;

                  (v) other than for the purpose of Section 9.05(b)(ii)(B) and 9.05(c), any solicitation in opposition to the approval of this Agreement by the stockholders of Company; or

                  (vi) other than for the purpose of Section 9.05(b)(ii)(B) and 9.05(c), any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of July 6, 1999 between Parent and Company.

         "$" shall mean United States Dollars.

         "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

         "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "EXPENSES" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

         "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

         "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

         "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

         "HSR ACT" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

         "IRS" shall mean the United States Internal Revenue Service.

         "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

         "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

         "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, except to the extent any such change or effect results from or is attributable to (i) changes in general economic conditions or changes affecting the industry generally in which Parent operates (provided that such changes do not affect Parent in a materially disproportionate manner) or
(ii) any litigation or loss of current or prospective customers, employees or revenues that Parent successfully bears the burden of proving arose from Parent entering into this Agreement; provided, however, that in no event shall a decrease in the trading price of Parent Common Stock or litigation relating thereto be considered a Parent Material Adverse Effect.

         "PARENT STOCK PLANS" shall mean Parent's 1997 Stock Incentive Plan and 1996 Stock Option Plan.

         "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "SUBSIDIARY" shall mean, with respect to any person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any Taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any person or as a result of an express or implied obligation to indemnify any person.

         "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                                   ARTICLE II
                                   THE MERGER

SECTION 2.01 The Merger

         Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent (the "SURVIVING CORPORATION").

SECTION 2.02 Closing

         Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Brobeck, Phleger & Harrison LLP, Spear Street Tower, One Market, San Francisco, California 94105 unless another date, time or place is agreed to by Parent and Company.

SECTION 2.03 Effective Time

         At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or such later date and time as may be set forth therein, being the "EFFECTIVE TIME").

SECTION 2.04 Effect of the Merger

         At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation.

SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation

         Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

                  (a) the Certificate of Incorporation and the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is NetGravity, Inc.";

                  (b) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                   ARTICLE III
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 3.01 Conversion of Shares

         At the Effective time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

                  (a) each share of Common Stock, $.001 par value, of Company ("COMPANY COMMON STOCK") issued and outstanding immediately before the Effective Time (excluding those held in the treasury of Company and those owned by any wholly owned subsidiary of Company) and all rights in respect thereof, shall, forthwith cease to exist and be converted into and become exchangeable for .28 shares (the "EXCHANGE RATIO") of common stock, $.001 par value, of Parent ("PARENT COMMON STOCK");

                  (b) each share of Company Common Stock held in the treasury of Company or owned by any wholly owned subsidiary of Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto; and

                  (c) each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

 SECTION 3.02  Exchange of Shares Other than Treasury Shares

                  (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with a bank or trust company to act as exchange agent for the Merger (the "EXCHANGE AGENT") as may be designated by Parent and shall be reasonably acceptable to Company.

                  (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for the benefit of the holder of Company Common Stock: (i) Certificates of Parent Common Stock ("PARENT CERTIFICATES") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time; and (ii) sufficient funds to permit payment in lieu of fractional shares pursuant to Section 3.04.

                  (c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates of Company Common Stock ("COMPANY CERTIFICATES"), whose shares were converted into the right to receive shares of Parent Common Stock (and cash in lieu of fractional shares) pursuant to Section 3.04) promptly after the Effective Time (and in any event no later than three business days after the later to occur of the Effective Time and receipt by Parent of a complete list from Company of the names and addresses of its holders of record): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates (and cash in lieu of fractional shares). Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article III and payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends and distributions, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with
         Section 3.04. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d) with respect to such shares of Parent Common Stock.

                  (e) Transfer of Ownership. If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

                  (g) No Liability. Notwithstanding anything to the contrary in this Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Lost, Stolen or Destroyed Company Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, a Parent Certificate representing such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to this Article III; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

SECTION 3.03 Stock Transfer Books

         At the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(d) hereof, if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

SECTION 3.04 No Fractional Share Certificates

         No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Parent Common Stock on the Nasdaq National Market (the "NNM") on the first business day immediately following the Effective Time. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding Taxes, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 3.02 hereof.

 SECTION 3.05  Options to Purchase Company Common Stock

         At the Effective Time, each option or warrant granted by Company to purchase shares of Company Common Stock ("COMPANY STOCK OPTIONS"), which is outstanding and unexercised immediately prior to the Effective Time, and the Company Stock Plans shall be assumed by Parent, and the Company Stock Options shall be converted into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger contemplated hereby and except that all references in each such Company Stock Option to Company shall be deemed to refer to Parent):

                  (a) the number of shares of Parent Common Stock to be subject to the new option or warrant, as the case may be, shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original Company Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio;

                  (b) the exercise price per share of Parent Common Stock under the new option or warrant shall be equal to (x) the exercise price per share of Company Common Stock in effect under the original Company Stock Option immediately prior to the Effective Time divided by (y) the Exchange Ratio; and

                  (c) in effecting such assumption and conversion, the aggregate number of shares of Parent Common Stock to be subject to each assumed Company Stock Option will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent while preserving the aggregate intrinsic value.

         The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code so as to retain their character as incentive stock options. The assumption of the outstanding Company Stock Options in the Merger and their conversion into options for Parent Common Stock will not result in any accelerated vesting of those options or the shares purchasable thereunder other than as contemplated in currently existing agreements to which Company is a party, copies of which agreements have been provided to Parent, and the vesting schedule in effect for each Company Stock Option immediately prior to the Effective Time shall remain in full force after the assumption thereof by Parent.

SECTION 3.06 Unvested Stock

         At the Effective Time, any unvested shares of Company Common Stock awarded to employees, directors or consultants pursuant to any of the Company's plans or arrangements and outstanding immediately prior to the Effective Time shall be converted into unvested shares of Parent Common Stock in accordance with the Exchange Ratio and shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time, except to the extent by their terms such unvested shares of Company Common Stock vest at the Effective Time and copies of the relevant agreements governing such vesting have been provided to Parent. All outstanding rights which Company may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock shall be assigned to the Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be adjusted to reflect the Exchange Ratio.

SECTION 3.07 Employee Stock Purchase Plan

         At the Effective Time, the Company Stock Purchase Plan and each outstanding purchase right under the Company Stock Purchase Plan shall be assumed by Parent. Within five business days of the date hereof, Company shall deliver a schedule that sets forth a true and complete list as of the date hereof of all holders of outstanding purchase rights under the Company Stock Purchase Plan, including the payroll deduction amount elected by each holder and the price per share of Company Common Stock at the start of the current purchase periods. On the Closing Date, Company shall deliver to Parent an updated version of such schedule, current as of such date. Each such purchase right so assumed by Parent under this Agreement shall continue to have, and be subject to, the terms and conditions set forth in the Company Stock Purchase Plan and the documents governing the outstanding purchase rights under the Company Stock Purchase Plan immediately prior to the Effective Time, except that the purchase price of shares of Parent Common Stock and the number of shares of Parent Common Stock to be issued upon the exercise of each such purchase right shall be adjusted in accordance with the Exchange Ratio (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent). The assumed outstanding purchase rights under the Company Stock Purchase Plan shall be exercised at such times following the Effective Time as set forth in the Company Stock Purchase Plan, and each participant shall, accordingly, be issued shares of Parent Common Stock at such times. The Company Stock Purchase Plan, and all outstanding purchase rights thereunder, shall terminate with the exercise of the last assumed purchase right, and no additional purchase rights shall be granted under the Company Stock Purchase Plan following the Effective Time.

SECTION 3.08 Certain Adjustments

         If between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or the number of shares of Company Common Stock on a fully diluted basis is in excess of that specified in Section 4.03 and disclosed in Section 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Sections), then the Exchange Ratio established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to Parent the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company hereby represents and warrants to Parent, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV or to otherwise be clearly applicable to representations hereof not specifically referenced, that:

SECTION 4.01 Organization and Qualification; Subsidiaries

         (a) Company and each directly and indirectly owned subsidiary of Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         (b) Section 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 4.01 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity.

SECTION 4.02 Certificate of Incorporation and Bylaws

         The copies of Company's certificate of incorporation and bylaws previously provided to Parent by Company are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

SECTION 4.03 Capitalization

         The authorized capital stock of Company consists of 50,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock ("COMPANY PREFERRED STOCK"). As of the date hereof, (i) 17,822,448 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of Company, (iii) no shares of Company Common Stock are held by Company Subsidiaries, (iv) 4,586,903 shares of Company Common Stock are reserved for future issuance pursuant to Company Stock Options, of which 3,489,904 shares of Company Common Stock are reserved for future issuance pursuant to unvested, outstanding and vested, outstanding, unexercised Company Stock Options (excluding the Company Stock Purchase Plan), (v) 665,224 shares of Company Common Stock are reserved for issuance under the Company Stock Purchase Plan and
(vi) no shares of Company Preferred Stock are outstanding. The name of each holder of a company Stock Option as of the date hereof, the grant date of each Company Stock Option, and the number of shares of Company Common Stock for which each Company Stock Option is exercisable and the exercise price of each Company Stock Option are set forth in Section 4.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to Company Stock Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Company is a party or by which Company is bound relating to the issued or unissued capital stock of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

SECTION 4.04 Authority Relative to This Agreement

         Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting (as defined in Section 7.01), and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes legal, valid and binding obligations of Company, enforceable against Company in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

SECTION 4.05 No Conflict; Required Filings and Consents

         (a) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (iii) result in any material breach of or constitute a material default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any material property or asset of Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

         (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, state takeover laws, the premerger notification requirements of the HSR Act, and the filing and recordation of the Certificate of Merger as required by the DGCL.

SECTION 4.06 Permits; Compliance with Laws

         Company and the Company Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Company or any Company Subsidiary to carry on its business as it is now being conducted (collectively, the "Company Permits"), and, as of the date of this Agreement, none of the material Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of Company, threatened. Except with respect to Environmental Permits that are addressed in Section 4.13 hereof, neither Company nor any Company Subsidiary is in conflict in any material respect with, or in material default or violation of, (i) any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is bound or affected or (ii) any Company Permits.
Section 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Since March 1, 1996, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

SECTION 4.07 SEC Filings; Financial Statements

         (a) Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC since June 11, 1998 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the "COMPANY REPORTS") and (B) with any other Governmental Entities. Each Company Report (i) was prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, and (ii) did not at the time it was filed (or, in the case of registration statements filed under the Securities Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each material form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

         (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP (except as may be permitted by Form 10-Q under the Exchange Act) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

         (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Company and the Company Subsidiaries as reported in the Company Reports, including the notes thereto, none of Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998.

SECTION 4.08 Absence of Certain Changes or Events

         Since December 31, 1998, Company and the Company Subsidiaries have conducted their businesses in all material respects only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (iii) any material change by Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities, (v) except for changes in the ordinary course of business consistent with past practice that only affect non-officer employees of the Company, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to offerings registered under the Securities Act or pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto,
(vii) any amendment to the Company's certificate of incorporation or bylaws,
(viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets,
(y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, or (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice.

SECTION 4.09 Employee Benefit Plans; Labor Matters

         (a) The Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan," as defined in Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not ("BENEFIT PLANS"), maintained, sponsored or contributed to or required to be contributed to by Company or any Company Subsidiary (the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan (of, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement, if any, relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500), if any, filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement, if any, relating to such Company Benefit Plan and (v) the most recent determination, notification, advisory or opinion letter, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Neither Company nor any Company Subsidiary nor, to the knowledge of Company, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

         (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and all material contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of Company, there exists no condition or set of circumstances in connection with which Company or any Company Subsidiary could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

         (c) Company on behalf of itself and each Company ERISA Affiliate (as defined below) hereby represents that: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k), Section 401(m) or
Section 4975(e)(6) of the Code has received a favorable determination, notification, advisory or opinion letter from the IRS as to its qualified status, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to Company's knowledge no fact or event has occurred that is reasonably likely to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) to Company's knowledge there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Plan that could result in liability to the Company or a Company Subsidiary and (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or
(B) if the Company Benefit Plan is pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

         (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of Part 3 of Title I of ERISA or Section 412 of the Code and neither the Company, any Company Subsidiary nor any other trade or business (whether or not incorporated) that is under "common control" with Company or a Company Subsidiary (within the meaning of ERISA Section 4001) or with respect to which Company or any Company Subsidiary could otherwise incur liability under Title IV of ERISA (a "COMPANY ERISA AFFILIATE") has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company Subsidiary of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company Subsidiary is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

         (e) Company has made available to Parent copies of (i) all employment agreements with officers and all consulting agreements of Company and each Company Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of Company and each Company Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by Company or any Company Subsidiary or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Code Section 280(G)(1), and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of Company or any Company Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

         (f) Neither Company nor any Company Subsidiary is a party to, or has any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by Company or any Company Subsidiary or any person or entity that may obligate the Company or any Company Subsidiary thereunder. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company or any Company Subsidiary pending or, to the knowledge of Company, threatened which may materially interfere with the respective business activities of Company or any Company Subsidiary. As of the date of this Agreement, to the knowledge of Company, none of Company, any Company Subsidiary, or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or any Company Subsidiary, and there is no charge or complaint against Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

         (g) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To Company's knowledge, Company and the Company ERISA Affiliates are in compliance in all material respects with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

SECTION 4.10 Pooling; Certain Tax Matters

         Neither Company nor, to the knowledge of Company, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent (a) the Merger from being treated for accounting purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC or (b) the Merger from constituting a "reorganization" under Section 368 of the Code. Company is not aware of any agreement or plan to which Company or any of its affiliates is a party or other circumstances relating to Company or any of its affiliates that could reasonably be expected to prevent the Merger from being so treated as a "pooling of interests" or from so qualifying as a reorganization under Section 368 of the Code.

SECTION 4.11 Contracts

         Section 4.11 of the Company Disclosure Schedule sets forth a list of each contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Company and Company Subsidiaries, taken as a whole (each, a "MATERIAL CONTRACT"). Neither Company nor any Company Subsidiary is in material violation of or in material default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a material violation of or material default under) any Material Contract. Each Material Contract is in full force and effect and is a legal, valid and binding obligation of Company or a Company Subsidiary and, to the knowledge of Company, each of the other parties thereto, enforceable in accordance with its terms.

SECTION 4.12 Litigation

         There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Company, threatened against Company or any Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated hereby, and, to the knowledge of Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Company is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Company and Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated hereby.

SECTION 4.13 Environmental Matters

         Except as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws and all Environmental Permits; (ii) all past noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary, in violation of any Environmental Law.

SECTION 4.14 Intellectual Property

         (a) All patents, trademarks, trade names, service marks, trade dress, Internet domain names, copyrights and any renewal rights therefor, technology, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, technical documentation of such software programs ("TECHNICAL DOCUMENTATION"), databases, data, registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used (including without limitation in the development of) Company's business and/or in any product, technology or process (i) currently being or formerly manufactured, published or marketed by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY."

         (b) Section 4.14 of the Company Disclosure Schedule contains a true and complete list of Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, Internet domain name applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Company to protect its interests in the Company Intellectual Property.

         (c) The Company Intellectual Property consists solely of items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid license (the "COMPANY LICENSED INTELLECTUAL PROPERTY"), the parties and date of each such license agreement (each, a "LICENSE AGREEMENT") being set forth on Section 4.14(c) of the Company Disclosure Schedule. Company has all rights in Company Intellectual Property necessary to carry out Company's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to the Company Licensed Intellectual Property, assign and sell, the Company Intellectual Property.

         (d) The reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, service, work, technology or process as now used or offered or proposed for use, licensing or sale by Company does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress, mask work or other proprietary or personal right of any person or, to the knowledge of Company, the patent of any person. Notwithstanding the foregoing, with respect to Company Licensed Intellectual Property that (i) has a license fee of less than $1,000 per copy used in Company's products and (ii) (x) is used on a stand alone basis or (y) causes Company Intellectual Property to be subject to a claim (for reasons other than that the combination of such Company Licensed Intellectual Property with other Company Intellectual Property is infringing), Company relies on the representations and warranties of non-infringement contained in the agreements pursuant to which Company is authorized to use such Company Licensed Intellectual Property. No claims (i) challenging the validity, effectiveness or, other than with respect to the Company Licensed Intellectual Property, ownership by Company of any of the Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, service, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Company infringes or will infringe on any intellectual property or other proprietary or personal right of any person have been asserted or, to the knowledge of Company, are threatened by any person, nor are there, to Company's knowledge, any valid grounds for any bona fide claim of any such kind. All registered, granted or issued patents, trademarks, Internet domain names and copyrights held by Company are subsisting and, to Company's knowledge, enforceable. To the knowledge of Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

         (e) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Company Intellectual Property on behalf of Company, have executed nondisclosure agreements substantially in the form set forth on Appendix C to the Company Disclosure Schedule and either (i) have been a party to a "work-for-hire" arrangement or agreements with Company in accordance with applicable national and state law that has accorded Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor or Company as assignee that have conveyed to Company effective and exclusive ownership of all tangible and intangible property thereby arising.

         (f) Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any license, sublicense, agreement or instrument to which Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

         (g) Section 4.14(g) of the Company Disclosure Schedule contains a true and complete list of all of Company's software programs commercialized by Company (the "COMPANY SOFTWARE PROGRAMS"). Except with respect to software or technology licensed by Company, Company owns full and unencumbered right and good, valid and marketable title to such Company Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind other than licenses granted in the ordinary course of business.

         (h) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence,
(ii) have been disclosed by Company only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to Company and who have executed the nondisclosure agreements referred to in
Section 4.14, and (iii) have not been disclosed to any third party except pursuant to nondisclosure agreements or in the ordinary course of business with respect to APIs and similar code disclosures to enhance marketability of Company Software Programs.

         (i) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi- century formulas and date values; (ii) operate and will operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

SECTION 4.15 Taxes

         (a) Company and each of Company Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Company or any Company Subsidiary is or has been a member, have properly completed and timely filed all material Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Company has provided adequate accruals in accordance with generally accepted accounting principles in its latest financial statements included in the Company Reports for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns. Other than Taxes incurred in the ordinary course of business, Company and the Company Subsidiaries have no material liability for unpaid Taxes accruing after the date of the Company's latest financial statements included in the Company Reports.

         (b) There is (i) no material claim for Taxes that is a lien against the property of Company or any Company Subsidiary or is being asserted against Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Company or any Company Subsidiary being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Company or any Company Subsidiary and currently in effect, and (iv) no agreement, contract or arrangement to which Company or any Company Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of
Section 280G or Section 404 of the Code.

         (c) Company and the Company Subsidiaries have not been and will not be required by reason of the Merger to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

         (d) Neither Company nor any Company Subsidiary has filed or will file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Company or any Company Subsidiary.

         (e) Neither Company nor any Company Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement.

         (f) Neither Company nor any Company Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

         (g) Neither Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

         (h) Company and each Company Subsidiary has in its possession receipts for any Taxes paid to foreign Tax authorities. Neither Company nor any Company Subsidiary has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

SECTION 4.16 Insurance

         Company and each Company Subsidiary is presently insured, and during each of the past three calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company and Company Subsidiaries provide adequate coverage against loss. Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by Company or the Company Subsidiaries, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Company and the Company Subsidiaries have complied in all material respects with the terms of such policies.

SECTION 4.17 Properties

         Company and the Company Subsidiaries have good and marketable title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all their material tangible properties and assets, real, personal or mixed, reflected in the Company's consolidated financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as being owned by Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements, (iii) liens arising in the ordinary course of business after the date of such financial statements and (iv) liens that are not material in amount or do not materially affect the value or operations of Company and the Company Subsidiaries. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Company or any Company Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of Company's and the Company Subsidiaries' equipment in regular use which is material to the operation of Company or the Company Subsidiaries, has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

SECTION 4.18 Affiliates

         Section 4.18 of the Company Disclosure Schedule sets forth the names and addresses of each person who is, in Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment) of Company.

SECTION 4.19 Opinion of Financial Advisor

         BancBoston Robertson Stephens Inc. ("ROBERTSON STEPHENS") has delivered to the board of directors of Company its written opinion to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of shares of Company Common Stock from a financial point of view.

SECTION 4.20 Brokers

         No broker, finder or investment banker (other than Robertson Stephens) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company. Company has heretofore made available to Parent true, complete and correct copies of all agreements between Company and Robertson Stephens pursuant to which such firm would be entitled to any payment relating to the Merger.

SECTION 4.21 Certain Business Practices

         Neither Company nor any Company Subsidiary nor any directors, officers, agents or employees of Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

SECTION 4.22 Section 203 of the DGCL Not Applicable

         The Board of Directors of Company has approved the Merger, this Agreement and the Stockholder Agreements, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the Stockholder Agreements and the transactions contemplated by this Agreement and the Stockholder Agreements the provisions of Section 203 of the DGCL. To Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholders Agreements or the transactions contemplated by this Agreement and the Stockholders Agreements.

SECTION 4.23 Business Activity Restriction

         There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company or any subsidiary of Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company in any material respect. Company has not entered into any agreement under which Company is restricted in any material respect from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this
Article V or to otherwise be clearly applicable to representations hereof not specifically referenced, that:

SECTION 5.01 Organization and Qualification; Subsidiaries

         (a) Parent and each directly and indirectly owned subsidiary of Parent (the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Parent, and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b) Section 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary and (ii) an indication of whether each Parent Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Neither Parent nor any Parent Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole.

SECTION 5.02 Certificate of Incorporation and Bylaws

         The copies of each of Parent's and Merger Subs' certificate of incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect.

SECTION 5.03 Capitalization

         The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock. As of the date hereof (i) 39,763,603 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Parent Common Stock are held in the treasury of the Company, (iii) no shares of Parent Common Stock are held by the Parent Subsidiaries, (iv) 5,495,205 shares of Parent Common Stock are reserved for future issuance pursuant to outstanding options and warrants to purchase Parent Common Stock ("PARENT STOCK OPTION"), of which 4,195,377 and 1,299,828 shares of Parent Common Stock are reserved for future issuance pursuant to unvested, outstanding and vested, outstanding, unexercised Parent Stock Options, respectively, and (v) no shares of Parent preferred stock are issued and outstanding. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no material outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person.

SECTION 5.04 Authority Relative to this Agreement

         Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of remedies (whether in a proceeding at law or in equity).

SECTION 5.05 No Conflict; Required Filings and Consents

         (a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in
Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

         (b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, state takeover laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the DGCL.

SECTION 5.06 SEC Filings; Financial Statements

         (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC since March 1, 1998 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "PARENT REPORTS") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and (ii) did not at the time it was filed (or, in the case of registration statements filed under the Security Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each material form, report, statement and document referred to in clause (B) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

         (b) Except as is provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

         (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as reported in the Parent Reports, including the notes thereto, none of Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998 that have not had and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.07 Pooling; Certain Tax Matters

         Neither Parent nor, to the knowledge of Parent, any of its affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent (a) the Merger from being treated for accounting purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC or (b) the Merger from constituting a "reorganization" under Section 368 of the Code. Parent is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from being so treated as a "pooling of interests" or from so qualifying as a reorganization under Section 368 of the Code.

SECTION 5.08 Opinion of Financial Advisor

         Goldman, Sachs & Co. ("GOLDMAN SACHS") has delivered to the board of directors of Parent its written opinion to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Parent.

SECTION 5.09 Brokers

         No broker, finder or investment banker (other than Goldman Sachs) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent. Parent has heretofore made available to Company true, complete and correct copies of all agreements between Parent and Goldman Sachs pursuant to which such firm would be entitled to any payment relating to the Merger.

SECTION 5.10 Affiliates

         Section 5.10 of the Parent Disclosure Schedule sets forth the names and addresses of each person who is, in Parent's reasonable judgment, an affiliate of Parent.

                                   ARTICLE VI
                                    COVENANTS

SECTION 6.01 Conduct of Business by Company Pending the Closing

         Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (x) the respective businesses of Company and the Company Subsidiaries shall be conducted only in, and Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of Company and the Company Subsidiaries and to preserve the current relationships of Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, neither Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company or any Company Subsidiary, other than the issuance of shares of Company Common Stock pursuant to the exercise of warrants or stock options therefor outstanding as of the date of this Agreement, (ii) the issuance in the ordinary course of business consistent with past practice of up to an additional 500,000 shares of Company Common Stock under Company's Stock Plans pursuant to new grants of options or share purchase rights or
         (iii) any property or assets of Company or any Company Subsidiary except sales of inventory in the ordinary course of business consistent with past practice;

                  (c)(i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof (other than in connection with the formation of foreign subsidiaries and the capitalization thereof with no more than $500,000); (ii) incur any indebtedness for borrowed money (other than in de minimus amounts) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract or other material License Agreement (other than as described in Section 6.01(c)(iii) of the Company Disclosure Schedule); (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business that have been described in the Disclosure Schedule and that are not, in the aggregate, in excess of $4,000,000 for Company and the Company Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company or any other Company Subsidiary;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans, except pursuant to existing arrangements disclosed to Parent prior to the date hereof;

                  (g) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Company Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of any Company Subsidiary or propose to do any of the foregoing;

                  (h) other than pursuant to existing agreements of Company previously provided to Parent, increase the compensation payable or to become payable to its directors, officers, consultants or employees (other than any such increases for non-officers that are made in the ordinary course of business consistent with past practice), grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Company that would be triggered by the Merger with, any director, officer, consultant or other employee of Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary (except as allowed under Section 6.01(b)), except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary and any of Company's directors, officers, consultants or employees (except as allowed under Section 6.01(b));

                  (i) except as permitted under Section 6.01(c), pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities (A) reflected or reserved against on the consolidated balance sheet of Company and the consolidated the Company Subsidiaries dated as of March 31, 1999 included in Company's quarterly report on Form 10-Q for the period then ended (the "COMPANY BALANCE Sheet") and only to the extent of such reserves or (B) that are both immaterial in amount and incurred in the ordinary course of business consistent with past practice after the date of the Company Balance Sheet;

                  (j) make any change with respect to Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

                  (k) make any material Tax election or settle or compromise any material Tax liability; or

                  (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect in any material respect or result in any of the conditions to the Merger set forth herein not being satisfied, except as specifically permitted hereunder.

SECTION 6.02 Notices of Certain Events

         Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent or the Parent Subsidiaries or Company or the Company Subsidiaries, respectively, or that relate to the consummation of the Merger;
(iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Parent Material Contract or Company Material Contract, respectively; and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to delay or impede the ability of either Parent or Company, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

SECTION 6.03 Access to Information; Confidentiality

         (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and Company shall (and shall cause the Parent Subsidiaries and Company Subsidiaries, respectively, to)
(i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03.

SECTION 6.04 No Solicitation of Transactions

         Until this Agreement has been terminated as provided herein, Company shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of Company's Representatives or subsidiaries, or any Representative retained by Company's subsidiaries, to take any such action; provided, however, that nothing contained in this Agreement, including this
Section 6.04, shall prohibit the Company or the board of directors of Company
(i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this
Section 6.04 or (ii) prior to receipt of the approval by the stockholders of Company of this Agreement and the Merger from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Competing Transaction that (i) Company's board of directors shall have concluded in good faith, in part on the basis of advice of independent outside counsel of nationally recognized reputation, that such action is necessary to prevent Company's board of directors from violating its fiduciary duties to Company's stockholders under applicable law, (ii) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company's board of directors shall have determined (based in part upon the advice of Company's independent financial advisors of nationally recognized reputation) that the acquiring party is reasonably capable of consummating such Competing Transaction on the terms proposed, and (iii) Company's board of directors reasonably believes in good faith that such Competing Transaction provides greater value to the stockholders of Company than the Merger (based in part upon the written opinion of Company's independent financial advisors of nationally recognized reputation that such Competing Transaction is superior from a financial point of view) (any such Competing Transaction being referred to herein as a "SUPERIOR PROPOSAL"). Any violation of the restrictions set forth in this Section 6.04 by any Representative of Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this Section 6.04 by Company. Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep Parent apprised, on a current basis, of the status of such Competing Transaction and of any modifications to the terms thereof. Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

SECTION 6.05 5Tax-Free Transaction; Pooling

         From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from (a) qualifying as a "reorganization" under
Section 368(a) of the Code or (b) being treated for financial accounting purposes as a "pooling of interests" in accordance with U.S. GAAP and the accounting standards of the SEC.

SECTION 6.06 Control of Operations

         Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

SECTION 6.07 Further Action; Consents; Filings

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

         (b) Each of Company and Parent will give (or will cause their respective subsidiaries to give) any notices to third persons, and use, and cause their respective subsidiaries to use, reasonable efforts to obtain any consents from third persons necessary, proper or advisable (as determined in good faith by Parent with respect to such notices or consents to be delivered or obtained by Company) to consummate the transactions contemplated by this Agreement.

SECTION 6.08 Additional Reports

         Company and Parent shall each furnish to the other copies of any reports of the type referred to in Sections 4.07 and 5.06, which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present in all material respects the financial position of Company and its consolidated subsidiaries or Parent and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

SECTION 6.09 Tax Information

         Company shall provide the following information to Parent not later than two weeks after the date of this Agreement: (i) a complete list of the types of Tax Returns being filed by Company and each Company Subsidiary in each taxing jurisdiction, (ii) a list of all closed years with respect to each such type of Tax Return filed in each jurisdiction, and

(iii) a list of any deferred intercompany gain with respect to transactions to which Company or any Company Subsidiary has been a party. Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours during the period prior to the Effective Time, to all of Company's and Company Subsidiaries' Tax Returns and other records and workpapers relating to Taxes.

SECTION 6.10 Conduct of Business by Parent.

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not knowingly take any action a principal purpose of which is, and the reasonably likely result of which would be, a material delay in or interference with the consummation of the Merger.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

SECTION 7.01 Registration Statement; Proxy Statement

         (a) As promptly as practicable after the execution of this Agreement, Parent and Company shall jointly prepare and shall file with the SEC a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's stockholders pursuant to the Merger and (ii) the proxy statement with respect to the Merger relating to the special meetings of Company's stockholders to be held to consider approval of this Agreement and the Merger (the "COMPANY STOCKHOLDERS' MEETING") (together with any amendments thereto, the "PROXY STATEMENT"). Copies of the Proxy Statement shall be provided to the NNM in accordance with its rules. Each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, the Proxy Statement shall be mailed to the stockholders of Company. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of the NNM.

         (b) The Proxy Statement shall include (i) the approval of the Merger and the recommendation of the board of directors of Company to Company's stockholders that they vote in favor of approval of this Agreement and the Merger, subject to the right of the board of directors of Company to withdraw its recommendation and recommend a Superior Proposal in compliance with Section
6.04 of this Agreement, and (ii) the opinion of Robertson Stephens referred to in Section 4.19. The board of directors of Company shall submit this Agreement to Company's stockholders whether or not at any time subsequent to the date hereof such board determines that it can no longer make such recommendation; provided, however, that, in the case of such withdrawal of such board's recommendation, Company may delay or adjourn the meeting at which this Agreement is submitted to such stockholders by as many as ten business days in order to give such stockholders a reasonable opportunity to consider such withdrawal of recommendation.

         (c) No amendment or supplement to the Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed; provided, however, that the consent of Parent shall not be required to amend or supplement the Proxy Statement to reflect the withdrawal of the recommendation of Company's board of directors that Company's stockholders vote in favor of the approval of this Agreement and/or the recommendation that Company's stockholders approve of a Superior Proposal. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

         (d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Company, at the time of the Company Stockholders' Meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

         (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Company, at the time of Company Stockholders' meeting and at the Effective Time and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

SECTION 7.02 Stockholders' Meeting

         Company shall call and hold the Company Stockholders' Meeting as promptly as practicable after the date hereof for the purpose of voting upon the approval of this Agreement and the Merger pursuant to the Proxy Statement, and Company shall use all reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective, subject to Company's right to delay or adjourn such meeting as provided in Section 7.01(c). Unless Company's board of directors has withdrawn its recommendation of this Agreement and the Merger in compliance with
Section 6.04, Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable other stock exchange requirements to obtain such approval. Company shall take all other action necessary or, in the reasonable opinion of Parent, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and Company's certificate of incorporation and bylaws to effect the Merger. Company shall call and hold the Company Stockholders' Meeting for the purpose of voting upon the approval of this Agreement and the Merger whether or not Company's board of directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's stockholders reject it.

SECTION 7.03 Affiliates

         (a) Company will use reasonable efforts to obtain an executed letter agreement substantially in the form of Annex B hereto from (i) each person identified in Section 4.18 of the Company Disclosure Schedule within 15 days following the execution and delivery of this Agreement and (ii) from any person who, to the knowledge of Company, may be deemed to have become an affiliate of Company after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status. The foregoing notwithstanding, Parent shall be entitled to place legends as specified in the Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any affiliate of Company or (ii) any person Parent reasonably identifies (by written notice to Company) as being a person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Affiliate Agreement, regardless of whether such person has executed Affiliate Agreement and regardless of whether such person's name and address appear on Section 4.18 of the Company Disclosure Schedule.

         (b) Parent will use reasonable efforts to obtain an executed letter agreement substantially in the form of Annex C hereto from (i) each person identified in Section 5.10 of the Parent Disclosure Schedule within 15 days following the execution and delivery of this Agreement and (ii) from any person who, to the knowledge of Parent, may be deemed to have become an affiliate of Parent after the date of this Agreement and prior to the Effective Time as soon as practicable after attaining such status.

SECTION 7.04 Directors' and Officers' Indemnification and Insurance

         (a) Parent and the Merger Sub agree that all rights to indemnification, advancement of expenses, exculpation, limitation of liability and any and all similar rights now existing in favor of each present and former director, officer, employee and agent of Company and each Company Subsidiary (collectively, the "Indemnified Parties") as provided in the Company's present charter, by-laws or contractual arrangement in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company, unless such modification shall be required by law, and Parent agrees to cause the Surviving Corporation to comply with its obligations thereunder; provided, however, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect to any such claim or claims shall continue until the disposition of any and all such claims.

         (b) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any person in a single transaction or a series of transactions, then, and in each such case, Parent will either guaranty the indemnification obligations referred to in this Section 7.04 or will make or cause to be made proper provision so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the Indemnified Parties and have substantially equal financial ability as the Company (immediately prior to the Effective Time) to satisfy the obligations of the parties pursuant to this Section 7.04 as a condition to such merger, consolidation or transfer becoming effective.

         (c) The provisions of this Section 7.04 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

         (d) For a period of three years after the Effective Time, Parent shall use its best efforts to maintain in effect the directors' and officers' liability insurance policies maintained by Company; provided, however, that in no event shall Parent be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage, which Company hereby represents is $250,000, and provided further, that if the premium for such coverage exceeds such amount, Parent shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

SECTION 7.05 No Shelf Registration

         Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of Company within the meaning of Rule 145 promulgated under the Securities Act.

SECTION 7.06 Public Announcements

         The initial press release concerning the Merger shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

SECTION 7.07 NNM Listing

         Prior to the Effective Time, Parent shall file with the NNM a Notification Form for Listing of Additional Shares with respect to the Parent Common Stock issued or issuable in connection with the Merger and shall use all reasonable efforts to obtain approval from NNM of the listing of such Parent Common Stock as of the Effective Time, subject to official notice of issuance.

SECTION 7.08 Blue Sky

         Parent shall use all reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the shares of Parent Common Stock to be issued in accordance with the provisions of this Agreement.

SECTION 7.09 Employee Benefit Matters

         Unless Parent consents otherwise in writing, Company shall take all action necessary to terminate, or cause to terminate, before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan.

SECTION 7.10 Registration Statement on Form S-8.

         On the date of the Effective Time or as soon thereafter as is practicable, Parent shall file a registration statement on Form S-8 covering the issuance of Parent Common Stock issuable under the Company Stock Plans.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the
Merger

         The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                  (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

                  (b) this Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of Company in accordance with the DGCL;

                  (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

                  (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated; and

                  (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

 SECTION 8.02  Conditions to the Obligations of Company

         The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all respects (ignoring for this purpose all materiality or Material Adverse Effect qualifications in such representations and warranties) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than (i) representations and warranties which address matters only as of a certain date which shall have been true, complete and correct as of such certain date, and (ii) failures to be true, complete and correct that do not, in the aggregate, constitute a Parent Material Adverse Effect), and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect;

                  (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to that effect;

                  (c) Wilson Sonsini Goodrich & Rosati, legal counsel to Company, shall have issued its opinion, such opinion dated on the date of the Closing, addressed to Company, and reasonably satisfactory to it, based upon customary representations of Company and Parent and customary assumptions, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect; provided, however, that if such firm does not render such opinion, this condition shall nonetheless be deemed satisfied if such opinion, dated as of the date of the Closing, is rendered to Company by Brobeck, Phleger & Harrison LLP, counsel to Parent; and

                  (d) There shall have been no Parent Material Adverse Effect since the date of this Agreement.

SECTION 8.03 Conditions to the Obligations of Parent

         The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                  (a) each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct in all respects (ignoring for this purpose all materiality or Material Adverse Effect qualifications in such representations and warranties) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than (i) representations and warranties which address matters only as of a certain date which shall have been true, complete and correct as of such certain date, and (ii) failures to be true, complete and correct that do not, in the aggregate, constitute a Company Material Adverse Effect), and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect;

                  (b) Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect;

                  (c) Brobeck, Phleger & Harrison LLP, special counsel to Parent, shall have issued its opinion, such opinion dated on the date of the Closing, addressed to Parent, and reasonably satisfactory to it, based upon customary representations of Company and Parent and customary assumptions, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect; provided, however, that if such firm does not render such opinion, this condition shall nonetheless be deemed satisfied if such opinion, dated as of the date of Closing, is rendered to Parent by Wilson Sonsini Goodrich & Rosati, legal counsel to Company;

                  (d) Parent shall have been advised in writing by PricewaterhouseCoopers LLP as of the date upon which the Effective Time is to occur, in a form and in substance reasonably acceptable to Parent, that the Merger can properly be accounted for as a "pooling of interests" business combination in accordance with U.S. GAAP and the accounting standards of the SEC; Company shall have been advised in writing by KPMG LLP as of the date upon which the Effective Time is to occur that such firm concurs with the management of the Company that there is no reason why the Merger cannot be treated for financial accounting purposes as a "pooling of interests" business combination in accordance with U.S. GAAP and the accounting standards of the SEC;

                  (e) There shall have been no Company Material Adverse Effect since the date of this Agreement;

                  (f) All consents of third parties required pursuant to the terms of any Material Contract as a result of the Merger shall have been obtained; and

                  (g) At least five of the employees of Company set forth on
         Schedule 8.03(g) shall have either (i) entered into employment, proprietary invention and non-competition agreements substantially in the form of Annex D or (ii) if so permitted as provided on Schedule 8.03(g), allowed Parent to assume their respective employment agreement as in effect on the date hereof and entered into a non-competition and proprietary invention agreement with Parent in substantially the form included in Annex D.

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01 Termination

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

                  (b) by either Parent or Company, if the Effective Time shall not have occurred on or before January 31, 2000; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose material breach of this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                  (d) by Parent, if (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders, (ii) the board of directors of Company shall have recommended to the stockholders of Company a Competing Transaction, (iii) the Company fails to comply in all material respects with Section 6.04 or Section 7.02, (iv) a Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance by its stockholders of a Competing Transaction involving a tender offer or exchange offer) within 5 business days of delivery of a written request from Parent for such action, (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within 5 business days of delivery of a written request from Parent for such action or (C) determined that such Competing Transaction was a Superior Proposal and to take any of the actions allowed by clause (ii) of Section 6.04 (and shall not have, prior to Parent's termination of this Agreement pursuant to this Section 9.01(d)(iv)(C), (x) reconfirmed its approval and recommendation of this Agreement and (y) recommended against acceptance of such Superior Proposal by its stockholders), or (v) the board of directors of Company resolves to take any of the actions described above;

                  (e) by Parent or Company, if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof;

                  (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that if such Terminating Company Breach is curable by Company through the exercise of its reasonable efforts within 20 days and for so long as Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(f); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01; or

                  (g) by Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 20 days and for so long as Parent continues to exercise such reasonable efforts, Company may not terminate this Agreement under this Section 9.01(g); and provided, further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01.

The right of any party hereto to terminate this Agreement pursuant to this
Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

SECTION 9.02 Effect of Termination

         Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement. No termination of this Agreement shall affect the obligation of the parties contained in the Confidentiality Agreements, which shall survive termination of this Agreement and remain in full force and effect in accordance with their terms.

SECTION 9.03 Amendment

         This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of Company, no amendment may be made that changes the amount or type of consideration into which Company common stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 9.04 Waiver

         At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 9.05 Termination Fee; Expenses

                  (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses (other than attorneys' and accountants' fees and expenses) incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and any fees required to be paid under the HSR Act.

                  (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(d) or (ii) this Agreement shall be terminated pursuant to Section 9.01(b) or pursuant to Section 9.01(e) as a result of the failure to obtain the requisite approval of the Company stockholders and (A) at or prior to such termination, there shall exist or have been publicly proposed a Competing Transaction with respect to Company and (B) within 12 months after such termination, Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction involving Company shall be consummated, then, in the case of (i), promptly after such termination, or in the case of (ii), immediately before the execution and delivery of such agreement or such consummation, Company shall pay to Parent an amount equal to $30 million (the "TERMINATION FEE").

                  (c) In the event that Parent shall terminate this Agreement pursuant to Section 9.01(f), then Company shall promptly reimburse Parent for Parent's Expenses, and if, within twelve months of such termination of this Agreement, Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction involving Company shall be consummated concurrently with the consummation of such Competing Transaction, then, immediately before the execution and delivery of such agreement or such consummation, Company shall pay to Parent an amount in cash equal to the Termination Fee less the amount of any Expenses of Parent previously reimbursed by Company pursuant to this Section 9.05(c).

                  (d) Parent and Company agree that the agreements contained in
         Section 9.05(b) and 9.05(c) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. Accordingly, if Company fails to pay to Parent any amounts due under Section 9.05(b) or 9.05(c), Company shall pay the cash and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment, together with interest on such amounts at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                    ARTICLE X
                               GENERAL PROVISIONS

SECTION 10.01 Non-Survival of Representations and Warranties

         The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 10.02 Notices

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

                  (a)               if to Company:
                           NetGravity, Inc.
                           1900 South Norfolk Street, Suite 150
                           San Mateo, CA 94403
                           Attention: Stephen Recht
                           Telecopier: (650) 425-6070
                  with a copy to:
                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, CA 94304
                           Attention: Larry W. Sonsini
                           Telecopier: (650) 493-6811

                  (b)               if to Parent or Merger Sub:
                           DoubleClick Inc.
                           41 Madison Avenue, 32nd Floor
                           New York, NY 10010
                           Attention: Elizabeth Wang, General Counsel
                           Telecopier: (212) 889-0029
                           with a copy to:
                           Brobeck, Phleger & Harrison LLP
                           One Market, Spear Street Tower
                           San Francisco, CA 94105
                           Attention: Steve L. Camahort
                           Telecopier: (415) 442-1010

SECTION 10.03 Severability

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

SECTION 10.04 Assignment; Binding Effect; Benefit

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

SECTION 10.05 Incorporation of Exhibits

         The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

SECTION 10.06 Governing Law

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF DELAWARE. COURTS WITHIN THE STATE OF DELAWARE WILL HAVE JURISDICTION OVER ALL DISPUTES BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY. THE PARTIES HEREBY CONSENT TO AND AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HERETO WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE

JURISDICTION OF SUCH COURTS, (II) SUCH PARTY AND SUCH PARTY'S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY SUCH COURTS OR (III) ANY LITIGATION COMMENCED IN SUCH COURTS IS BROUGHT IN AN INCONVENIENT FORUM.

SECTION 10.07 Waiver of Jury Trial

         EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

SECTION 10.08 Headings; Interpretation

         The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 10.09 Counterparts

         This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.10 Entire Agreement

         This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                   DOUBLECLICK INC.

                                   By:  /s/ Kevin P. Ryan
                                      -----------------------------------------
                                                      Kevin P. Ryan
                                         President and Chief Operating Officer

                                   NETGRAVITY, INC.

                                   By:  /s/ Eric W. Spivey
                                      -----------------------------------------
                                                      Eric W. Spivey
                                         President and Chief Executive Officer

                                   NJ MERGER CORPORATION

                                   By:  /s/ Kevin P. Ryan
                                      -----------------------------------------
                                                      Kevin P. Ryan
                                                        President